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                                                                 EXECUTION COPY

                                                                   EXHIBIT 10.5

                       FINANCIAL GUARANTY INSURANCE POLICY
                               FOR SWAP AGREEMENT
                    (for use with ISDA Master Agreement Form)

Ambac Assurance Corporation
One State Street Plaza
New York, New York 10004
(212) 668-0340
Policy No. SWLP0147BE                             Effective Date: April 30, 2002

          Ambac Assurance Corporation ("Ambac"), in consideration of the payment of the premium, the receipt of which is hereby acknowledged, and subject to the terms of this Policy, hereby unconditionally and irrevocably guarantees:

          (i) the full and complete payment when due of (a) any and all amounts which would be "Due for Payment" (as defined below) by or on behalf of Ambac Financial Services, L.P. ("Party A") to MONY Holdings, LLC, or its successors or permitted assigns ("Party B") under the ISDA Master Agreement, dated as of April 30, 2002, including the Schedule thereto, and all Transactions (as defined therein) thereunder (collectively, and as amended from time to time, the "Agreement") by and between Party A and Party B following the delivery by Party B to Party A and Ambac of a termination notice in the form attached hereto as Attachment 1 (a "Swap Termination Notice") with respect to any Transaction under the Agreement, subject to Section 4 hereof (unless Party A's rights and obligations in and under the Agreement have been transferred pursuant to the Agreement to an affiliate of Party A subject to a financial guaranty insurance policy issued by Ambac guaranteeing such affiliate's obligations in the same scope, manner and tenor as this Policy) as such payments would be Due for Payment (as defined below) if the Agreement had not been terminated ("Continuing Payment Amounts"); and (b) any and all amounts due to Party B upon the early termination of this Policy pursuant to Section 5 or 6 of this Policy; and

          (ii) if any Insurer Event of Default or any Insurer Termination Event shall occur and be continuing on the Early Termination Date specified in the Swap Termination Notice, the full and complete payment when due of any and all amounts due by Party A to Party B (x) as a result of the early termination of the Agreement or (y) in respect of a final payment under the Agreement which has not been made by Party A and for which a Demand for Payment in the form attached hereto as Attachment 2 (the "Demand for Payment") has been presented to Ambac in accordance with the terms of this Policy.

          As used herein, the term "Due for Payment" refers to the amounts that would be required to be paid by Party A on each Scheduled Payment Date, in accordance with the terms of the Agreement, if an Early Termination Date had not occurred under the Agreement. Subject to Section 4 of this Policy, if a Swap Termination Notice is delivered to Party A and Ambac pursuant to the Agreement, Ambac will continue to make the payments that were regularly scheduled under the Agreement, subject to the terms and conditions of the Agreement (including the payment by Party B to Ambac of payments that were regularly scheduled under the Agreement), as if Ambac were Party A, unless and until a subsequent Early Termination Date

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occurs or is designated by Ambac or Party B with respect to the Transactions under this Policy. If an Early Termination Date occurs or is designated with respect to this Policy, Ambac will pay to Party B the amount, if any, due to Party B as a result of the occurrence or designation of such Early Termination Date.

          1. On the day that is: (i) one (1) Business Day after receipt by Ambac of a Demand for Payment, duly executed by Party B; (ii) (in the case of Continuing Payment Amounts) the date prescribed for payment of such amount under the terms of the Agreement; or (iii) (in the case of a payment due in respect of an Early Termination Date under this Policy) the date such payment is due, Ambac will make a deposit of immediately available funds in an account with Party B in the manner, location and currency prescribed for payment of such amount under the terms of the Agreement, sufficient for the payment to Party B in full, of any and all amounts which are then due to Party B (as specified in the Demand for Payment, in the Agreement, or in this Policy, as applicable).

          2. Demand for Payment hereunder may be made by telecopy or prepaid telex or telegram of the executed Demand for Payment. If a Demand for Payment made hereunder does not, in any instance, conform to the terms and conditions of this Policy, Ambac shall give notice to Party B, as promptly as reasonably practicable, that such Demand for Payment was not effected in accordance with the terms and conditions of this Policy and briefly stating the reason(s) therefor. Upon being notified that such Demand for Payment was not effected in accordance with this Policy, Party B may promptly attempt to correct any such nonconforming Demand for Payment. Party B shall be deemed to have made a correct and conforming Demand for Payment for any amounts unpaid by Party A following Party B's delivery of a Swap Termination Notice if (i) any Insurer Event of Default or Insurer Termination Event shall occur and be continuing on the Early Termination Date specified in the Swap Termination Notice, or (ii) Ambac shall fail to give notice to Party B that such Demand for Payment was not effective in accordance with this Policy within three (3) Business Days after its receipt thereof.

          3. Following its receipt of a Swap Termination Notice, subject to
Section 4 of this Policy, Ambac shall perform all of the obligations, and shall pay such amounts, to Party B as would otherwise have been required from Party A under the Agreement if no Early Termination Date had occurred for the Transactions under the Agreement, subject to the terms and conditions set forth in the Agreement; provided, however, that for purposes of determining Ambac's obligations and rights under this Policy, Parts 5(i) through 5(p) of the Schedule to the Agreement, and all references thereto, shall be deemed deleted. Ambac acknowledges that in consideration of its performance of such obligations, Party B has agreed to perform all of the obligations, and shall pay such amounts, to Ambac as would otherwise have been required from it under the Agreement if no such Early Termination Date had occurred. Ambac is not subject to any obligation under this Policy that Party A would not have been subject to under the Agreement, including by reason of Party B's nonpayment of amounts or nonfulfillment of its obligations under the Agreement to Ambac. Notwithstanding anything contained herein to the contrary, Ambac's obligations under this Policy shall not be affected by the genuineness, validity, regularity or enforceability of Party A's obligations to Party B under the Agreement or any instrument evidencing such obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other event, occurrence or circumstance which might otherwise constitute a legal or equitable discharge of a guarantor or surety. Party B

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shall not be obligated to file any claim relating to the obligations of Party A to Party B under the Agreement in the event that Party A becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of Party B so to file shall not affect Ambac's obligations under this Policy. In the event that any payment of Party A in respect of any of its obligations to Party B is rescinded or must otherwise be returned for any reason whatsoever, Ambac shall remain liable under this Policy in respect to such obligations as if such payment had not been made.

          4. Notwithstanding the foregoing, Section 3 of this Policy shall not apply and Ambac shall have no right to, and no obligation to, pay Continuing Payment Amounts under this Policy (other than for amounts requested in a Demand for Payment) if upon the Early Termination Date specified in the Swap Termination Notice from Party B an "Insurer Event of Default" or, an "Insurer Termination Event" is occurring. An "Insurer Event of Default" shall mean either of (i) the occurrence with respect to Ambac of any event that would constitute an Event of Default or Potential Event of Default as described in Section 5(a)(vii) of the Agreement with respect to Ambac or (ii) the sum of amounts due and owing by Ambac in respect of financial guarantees issued by Ambac with respect to swap agreements shall exceed $10,000,000 for more than three (3) New York Business Days after notice of failure to make such payments. An "Insurer Termination Event" shall mean the occurrence with respect to Ambac of an event that would constitute a Termination Event as defined in the Agreement, assuming Ambac were a party thereto. Ambac shall promptly notify Party B if upon Party B's delivery of a Swap Termination Notice an Insurer Event of Default or an Insurer Termination Event is occurring.

          5. Following Ambac's receipt of Party B's Swap Termination Notice and once Ambac has assumed the obligations of Party A pursuant to Paragraph 3 hereof, either Ambac or Party B shall be entitled to designate an Early Termination Date with respect to all Transactions on the same terms and with the same effect to which such party (or Party A, in the case of Ambac) would have been entitled to under the Agreement and the "Automatic Early Termination" provisions of Section 6(a) of the Agreement will apply to Ambac and Party B under this Policy, subject to the proviso in the first sentence of Section 3 of this Policy. For the purposes of determining whether a grace period has expired with respect to any Event of Default or Termination Event under the Agreement that commenced prior to Ambac's receipt of such Swap Termination Notice and continues following such receipt, notice to Ambac of such Event of Default or Termination Event shall be deemed to have been given when a Swap Termination Notice was given to Ambac under the Agreement; provided, however, that an Event of Default as described in Section 5(a)(i) of the Agreement shall not be deemed to have occurred with respect to Ambac unless such failure to pay is not remedied by the Business Day immediately following Ambac's receipt of Party B's Swap Termination Notice.

          6. Following Ambac's receipt of Party B's Swap Termination Notice (unless Ambac is not entitled to, or is not obligated to, pay Continuing Payment Amounts by operation of Section 4 of this Policy), Ambac may require Party B to enter into a swap agreement on terms identical to the Agreement with any affiliate or subsidiary of Ambac (a "Designee"), with such changes necessary to reflect the identity of the Designee (such agreement, a "Designee Swap Agreement"); provided that, at the time Party B would enter into such Designee Swap Agreement, (i) no Event of Default or Potential Event of Default or Termination Event (as defined in the Swap Agreement) would be occurring thereunder with respect to the Designee, (ii) Ambac shall issue a new financial guaranty insurance policy, guaranteeing such Designee's

                                       -3-

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obligations in the same scope, manner and tenor as this Policy (unless Ambac shall confirm in writing to Party B and the Designee that the Policy shall remain in full force and effect and cover the Designee), (iii) Party B will not, at the time of such transfer, incur an increase in its cost of maintaining its rights and obligations under the Agreement in consequence of the rules, regulations and/or guidelines of any regulatory authority to which it is subject, (iv) Party B will not, as a result of such transfer, be required on the next succeeding Scheduled Payment Date (as defined in the Agreement) to pay to the Designee an amount in respect of an Indemnifiable Tax (as defined in the Agreement) under Section 2(d)(i)(4) of the Agreement (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e) of the Agreement) greater than the amount in respect of which Party B would have been required to pay to Party A in the absence of such transfer and (v) the Designee will not, as a result of such transfer, be required on the next succeeding Scheduled Payment Date to withhold or deduct on account of a Tax (as defined in the Agreement) under Section 2(d)(i) of the Agreement (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e) of the Agreement) amounts in excess of that which Party A would on the next succeeding Scheduled Payment Date have been required to so withhold or deduct in the absence of such transfer unless the Designee would be required to make additional payments pursuant to Section 2(d)(i)(4) corresponding to such excess. With respect to the result described in subclauses (iii) and (iv) above, Party A agrees to cause Designee to make, and Party B agrees to make, such tax representations as (iv) may be reasonably requested by the other party in order to permit such other party to determine that such result will not occur after such transfer. If Party B fails to execute and deliver such a Designee Swap Agreement for thirty (30) New York Business Days following direction by Ambac and presentment of the necessary documents for execution, Ambac shall be entitled to designate an Early Termination Date with respect to this Policy on the same terms as if a Termination Event, with Party B as the sole Affected Party (or, if such failure was caused by Ambac, with Ambac as the sole Affected Party), had occurred under the Swap Agreement. All reasonable expenses of Party B, including, without limitation, reasonable attorneys' fees and expenses, in connection with a Designee Swap Agreement or prospective Designee Swap Agreement shall be paid by Ambac.

          7. Ambac agrees that Party B may, with the consent of Party A, at any time and from time to time, either before or after the maturity thereof, without notice to or further consent of Ambac, extend the time of payment of, exchange or surrender any collateral for, or renew any of the obligations of Party A to Party B under the Agreement, and may also make any agreement with Party A for the extension, renewal, payment compromise, discharge, or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between Party B and Party A, without in any way impairing or affecting this Policy. Ambac agrees that Party B may resort to Ambac for payment of any of the obligations of Party A to Party B under the Agreement in accordance with the terms of this Policy, whether or not Party B shall have resorted to any collateral security, or shall have proceeded against any other obligor principally or secondarily obligated with respect to any of such obligations.

          8. Upon the earlier of (x) payment in full by Ambac to Party B of the amount, if any, due from Ambac in respect of any early termination of this Policy or (y) the execution and delivery of a swap agreement by Party B and Designee and the issuance by Ambac of the financial guaranty insurance policy as described in Section 6, Ambac shall have no further obligation under this Policy, unless Ambac confirms in writing to Party A and Party B that the Policy shall remain in full force and effect.

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               9.  Ambac acknowledges that in consideration of its performance of its obligations under this Policy and the agreement of Party B described in
Section 3 hereof, following the Early Termination Date for the Agreement specified in the Swap Termination Notice delivered to Ambac (unless Ambac is not obligated to pay Continuing Payment Amounts by operation of Section 4 of this Policy), Ambac, as subrogee of Party B, shall assume all of Party B's rights and obligations under the Agreement (including the right to receive from Party A or obligation to pay to Party A, as applicable, amounts under Section 6(e) of the Agreement) and thereafter Party A may look only to Ambac for the performance of Party B's rights and obligations under the Agreement and all Transactions thereunder.

               10. Any service of process on Ambac may be made to Ambac or the office of the General Counsel of Ambac and such service of process shall be valid and binding as to Ambac. During the term of its appointment, General Counsel will act as agent for the acceptance of service of process and its offices are located at One State Street Plaza, New York, New York 10004.

               11. This Policy is noncancelable for any reason. The premium on this Policy is not refundable for any reason, including early termination of the Agreement by Party A or Party B or early termination of this Policy by Ambac or Party B. There shall be no acceleration payment due under this Policy except pursuant to the early termination of this Policy under clause (ii) of the first paragraph of this Policy or under Section 5 or Section 6 hereof.

               12. This Policy shall be governed by and interpreted under the laws of the State of New York, and any suit hereunder in connection with any amount due hereunder may be brought only by Party B and only within the time limit prescribed by any applicable statute of limitations. The insurance provided by this Policy is not covered by the New York Property/Casualty Insurance Security Fund (New York Insurance Code, Article 76).

               13. With respect to any suit, action or proceedings relating to this Policy, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City.

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               IN WITNESS WHEREOF, Ambac has caused this Policy to be executed and attested on its behalf this 30/th/ day of April, 2002.

                                                     AMBAC ASSURANCE CORPORATION


Attest: /s/ Bongiwe Zungu                            By: /s/ Michael Schozer
       -------------------------                        ------------------------
       Assistant Secretary                              Managing Director

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                                  Attachment 1
                   Financial Guaranty Insurance Policy No.[    ]

                             SWAP TERMINATION NOTICE

                                                                          {Date}

Ambac Assurance Corporation
One State Street Plaza
New York, New York 10004
Attention: General Counsel

Ambac Financial Services, L.P.
One State Street Plaza
New York, New York 10004

          Reference is made to the Master Agreement (the "Agreement") by and between MONY Holdings, LLC ("Party B") and Ambac Financial Services, L.P.
("Ambac-FS") dated as of April [    ], 2002, and Policy No. [    ](the "Policy")
issued by Ambac Assurance Corporation ("Ambac"). The terms which are capitalized herein and not otherwise defined have the meanings specified in the Agreement unless the context otherwise requires.

          1. [An Event of Default] [A Termination Event] specified in clause _ of the definition thereof in the Agreement has occurred and is continuing under the Agreement.

          2. As a consequence thereof, Party B hereby designates_________ __, [20]__ as the Early Termination Date for the Agreement.

          [3. Party B also hereby designates such date as the Early Termination Date for the Policy in consequence of the continuance of such event with respect to Ambac following the termination of the Agreement.] [or, in the case of a payment default: [Party B also hereby designates ____ __, [20]__ (the following Business Day) as the Early Termination Date for the Policy if Ambac has not paid Party B all amounts due and owing to Party B by the end of such Business Day.]]

          In the event that an Insurer Event of Default or Insurer Termination Event has occurred and is continuing on the date of receipt hereof, this Swap Termination Notice shall constitute a Demand For Payment by Ambac of any amounts due but unpaid by Ambac-FS to Party B under the Agreement following the Early Termination Date specified in paragraph (2) above.

                                                    MONY HOLDINGS, LLC

                                                    By: ________________________
                                                    Its:________________________

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                                  Attachment 2
                 Financial Guaranty Insurance Policy No.[     ]

                               DEMAND FOR PAYMENT

                                                                          {Date}

Ambac Assurance Corporation
One State Street Plaza
New York, New York 10004
Attention: General Counsel

          Reference is made to the Policy No. [              ] (the "Policy")
issued by Ambac Assurance Corporation ("Ambac"). The terms which are capitalized herein and not otherwise defined have the meanings specified in the Policy unless the context otherwise requires.

          Party B hereby certifies that:

          (i) Payment by Party A to Party B is due on _____, [20]___, in an amount equal to $________ (the "Amount Due") in respect of [the Settlement Amount and Unpaid Amounts following an early termination of the Agreement] [the final payment due under the Agreement].

          (ii) $___________ has been paid (or provision for such payment has been made) to Party B by Party A under the Agreement, which amount is $___________ less than the Amount Due (the "Deficiency").

          (iii) Party B has not heretofore made demand under the Policy for the Amount Due or any portion thereof, except as may have been requested under a Swap Termination Notice.

          Party B hereby requests that payment of the Deficiency be made by Ambac under the Policy and directs that payment under the Policy be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy:

__________________[ Party B's Account]

                                                    MONY HOLDINGS, LLC

                                                    By: ________________________
                                                    Its:________________________